UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2023

BAIN CAPITAL PRIVATE CREDIT

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01474	87-6984749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 CLARENDON STREET, 37TH FLOOR, BOSTON, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 516-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01	Entry into a Material Definitive Agreement

On December 29, 2023, Bain Capital Private Credit (the “Company”), entered into a senior secured revolving credit agreement (the “Credit Agreement”) as Borrower, with Sumitomo Mitsui Banking Corporation, as Administrative Agent, Sole Book Runner and Lead Arranger. The Credit Agreement is effective as of December 29, 2023. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

The facility amount under the Credit Agreement is $50,000,000 with an accordion provision to permit increases to the total facility amount up to $500,000,000. Proceeds of the loans under the Credit Agreement may be used for general corporate purposes of the Company, including, without limitation, repaying outstanding indebtedness, making distributions, contributions and investments, and acquiring and funding investments permitted under the Credit Agreement, and such other uses as permitted under the Credit Agreement. The maturity date is December 29, 2028.

Interest under the Credit Agreement is equal to (I) (a) if the borrowing base (as of the most recently delivered borrowing base certificate delivered under the Credit Agreement) is less than 1.60 times the Combined Debt Amount, (i) with respect to any ABR Loan, 1.125% per annum; (ii) with respect to any Term Benchmark Loan, 2.125% per annum; and (iii) with respect to any RFR Loan, 2.125% per annum or (b) if the borrowing base is greater than or equal to 1.60 times the Combined Debt Amount, (i) with respect to any ABR Loan, 1.00% per annum; (ii) with respect to any Term Benchmark Loan, 2.00% per annum; and (iii) with respect to any RFR Loan, 2.00% per annum plus (II) an applicable credit spread adjustment of (a) with respect to any Term Benchmark Loan denominated in Dollars, a flat credit adjustment spread of 0.10%; and (b) with respect to any RFR Loan denominated in Sterling, a flat credit spread adjustment of 0.0326%; provided, however, to the extent the Company does not have an investment grade rating from any nationally recognized rating agency on the nine-month anniversary of the closing date, the otherwise applicable Applicable Margin shall be increased by 0.125% per annum until such rating is obtained.

The Credit Agreement includes customary affirmative and negative covenants, including certain limitations on the incurrence of additional indebtedness and liens, as well as usual and customary events of default for revolving credit facilities of this nature.

The description above is only a summary of the material provisions of the Credit Agreement and is qualified in its entirety by reference to a copy of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1*    Credit Agreement dated December 29, 2023 by and among Bain Capital Private Credit, as Borrower, and Sumitomo Mitsui Banking Corporation, as Administrative Agent, Sole Book Runner and Lead Arranger

104    Cover page interactive data file (formatted as Inline XBRL)

*	Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Bain Capital Private Credit has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIN CAPITAL PRIVATE CREDIT

Date: January 4, 2024	By:	/s/ Jessica Yeager
	Name:	Jessica Yeager
	Title:	Secretary

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